================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: August 15, 1996


                        COMMUNITY MEDICAL TRANSPORT, INC.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)


    Delaware                     0-24640                       13-3507464
----------------           ---------------------           -----------------
(State or Other            (Commission File No.)             (IRS Employer
jurisdiction of                                              Identification
 incorporation)                                                 Number)




 45 Morris Street, Yonkers, New York                                   10705
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code: (914) 963-6666
                                                    ---------------




================================================================================

Item 7.  Financial Statements, Pro-Forma Information and Exhibits


                  (a) Financial Statements of Hudvalco, Inc., Subsidiary and Affiliates

                        (i)   (A)     Report of Independent Auditors.

                              (B)     Consolidated and Combined Balance
                                      Sheet as at December 31, 1995.

                              (C)     Consolidated and Combined Statements
                                      of Operations for the years ended
                                      December 31, 1995 and December 31,
                                      1994.

                              (D)     Consolidated and Combined Statements
                                      of Changes in Stockholders' Equity
                                      for the years ended December 31,
                                      1995 and December 31, 1994.

                              (E)     Consolidated and Combined Statements
                                      of Cash Flows for the years ended
                                      December 31, 1995 and December 31,
                                      1994.

                              (F)     Notes to the Financial Statements.

                        (ii)  (A)     Combined Balance Sheet as at
                                      June 30, 1996 (unaudited).

                              (B)     Combined Statement of Operations
                                      and Retained Earnings for the six
                                      months ended June 30, 1996 (unaudited).

                              (C)     Combined Statement of Cash Flows
                                      for the six months ended June 30, 1996
                                      (unaudited).

                              (D)     Notes to the Financial Statements.

                  (b)  Pro Forma Financial Statements of Registrant

                         (i) Pro-Forma Consolidated Balance Sheet as of June 30, 1996.

                         (ii) Pro-Forma Consolidated Statement of Income for the six months ended June 30, 1996.

                         (iii) Pro-Forma Consolidated Statement of Income for
                               the year ended December 31, 1995.

                         (iv)  Notes to Pro-Forma Consolidated Financial
                               Statements

                  (c)      Exhibit

                         (i) Asset Purchase Agreement, dated as of February 28, 1996, among Registrant, Alan McGeorge, Harvey
                               H. McGeorge Co., Inc. and Hudvalco, Inc.*

                         (ii) Amendment, dated as of August 12, 1996, among Registrant, Alan McGeorge, Harvey H. McGeorge Co., Inc. and Hudvalco, Inc.*

                         (iii) Ninety Day Promissory Note, dated as of August
                               15, 1996, between Registrant and Alan McGeorge, as attorney on his own behalf and on behalf of Hudvalco, Inc. and Harvey H. McGeorge Co., Inc.*

                         (iv)  Consent of Richard A. Eisner & Company, LLP

---------------
* Previously filed with this Current Report

                            FINANCIAL STATEMENT INDEX

              (a)   Financial Statements of Hudvalco, Inc., Subsidiary
                    and Affiliates
                                                                          Page
                                                                          ----

                    (i)   (A)     Report of Independent Auditors.           4

                          (B)     Consolidated and Combined Balance
                                  Sheet as at December 31, 1995.            5

                          (C)     Consolidated and Combined Statements
                                  of Operations for the years ended
                                  December 31, 1995 and December 31,
                                  1994.                                     6

                          (D)     Consolidated and Combined Statements
                                  of Changes in Stockholders' Equity
                                  for the years ended December 31,
                                  1995 and December 31, 1994.               7

                          (E)     Consolidated and Combined Statements
                                  of Cash Flows for the years ended
                                  December 31, 1995 and December 31,
                                  1994.                                     8

                          (F)     Notes to the Financial Statements.        9

                    (ii)  (A)     Combined Balance Sheet as at
                                  June 30, 1996 (unaudited).               21

                          (B)     Combined Statement of Operations
                                  and Retained Earnings for the six
                                  months ended June 30, 1996 (unaudited).  22

                          (C)     Combined Statement of Cash Flows
                                  for the six months ended June 30, 1996
                                  (unaudited).                             23

                          (D)     Notes to the Financial Statements.       24

              (b)  Pro Forma Financial Statements of Registrant

                     (i)   Pro-Forma Consolidated Balance Sheet as of June
                           30, 1996.                                       27

                     (ii)  Pro-Forma Consolidated Statement of Income for
                           the six months ended June 30, 1996.             29

                     (iii) Pro-Forma Consolidated Statement of Income for
                           the year ended December 31, 1995.               30

                     (iv)  Notes to Pro-Forma Consolidated Financial
                           Statements                                      31

                         REPORT OF INDEPENDENT AUDITORS



Stockholders
Hudvalco, Inc. and combined affiliates


         We have audited the accompanying consolidated and combined balance sheet of Hudvalco, Inc., subsidiary and affiliates as at December 31, 1995 and the related consolidated and combined statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995. These consolidated and combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated and combined financial statements enumerated above present fairly, in all material respects, the consolidated and combined financial position of Hudvalco, Inc., subsidiary and affiliates at December 31, 1995, and results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1995, in conformity with generally accepted accounting principles.




Richard A. Eisner LLP


New York, New York
April 30, 1996

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                     CONSOLIDATED AND COMBINED BALANCE SHEET

                             AS AT DECEMBER 31, 1995


                       A S S E T S

Current assets:
   Cash and cash equivalents. . . . . . . . . . . . . . . . $   21,000
   Accounts receivable, net of allowance for doubtful
     accounts of $2,079,000 . . . . . . . . . . . . . . . .  3,111,000
   Due from related parties . . . . . . . . . . . . . . . .     20,000
   Prepaid expenses and other current assets. . . . . . . .    154,000
                                                            ----------
          Total current assets. . . . . . . . . . . . . . .  3,306,000
                                                            ----------

Property and equipment, net of accumulated depreciation
   of $1,151,000. . . . . . . . . . . . . . . . . . . . . .  1,161,000
                                                            ----------

Other assets:
   Intangible assets, net of accumulated amortization
     of $65,000 . . . . . . . . . . . . . . . . . . . . . .    284,000
   Loan origination costs, net of accumulated
     amortization of $5,000 . . . . . . . . . . . . . . . .     11,000
   Security deposits. . . . . . . . . . . . . . . . . . . .      9,000
                                                            ----------
                                                               304,000
                                                            ----------
          T O T A L . . . . . . . . . . . . . . . . . . . . $4,771,000
                                                            ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Note payable - vendor. . . . . . . . . . . . . . . . . . $   53,000
   Current maturities of long-term debt . . . . . . . . . .    386,000
   Current maturities of capital lease obligations. . . . .     55,000
   Accounts payable and accrued expenses. . . . . . . . . .    294,000
   Accrued payroll and related taxes. . . . . . . . . . . .    372,000
   Payroll tax settlement . . . . . . . . . . . . . . . . .    199,000
   Deferred taxes . . . . . . . . . . . . . . . . . . . . .    179,000
                                                            ----------
          Total current liabilities . . . . . . . . . . . .  1,538,000
                                                            ----------

Long-term liabilities:
   Long-term debt, less current maturities. . . . . . . . .  1,163,000
   Capital lease obligations, less current maturities . . .      6,000
   Due to related party . . . . . . . . . . . . . . . . . .    184,000
                                                            ----------
                                                             1,353,000
                                                            ----------
          Total liabilities . . . . . . . . . . . . . . . .  2,891,000
                                                            ----------

Stockholders' equity:
   Common stock . . . . . . . . . . . . . . . . . . . . . .      6,000
   Retained earnings. . . . . . . . . . . . . . . . . . . .  1,960,000
   Note receivable - stockholder. . . . . . . . . . . . . .    (86,000)
                                                            -----------
          Total stockholders' equity. . . . . . . . . . . .  1,880,000
                                                            ----------

          T O T A L . . . . . . . . . . . . . . . . . . . . $4,771,000
                                                            ==========


                 The accompanying notes to financial statements
                          are an integral part hereof.

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS



                                                            Year Ended
                                                           December 31,
                                                    ----------------------------
                                                        1995            1994
                                                    ------------      ----------

Net revenue ......................................   $ 9,448,000    $ 7,986,000
                                                     -----------    -----------


Operating expenses:
   Salaries and benefits .........................     5,774,000      5,075,000
   Fleet maintenance .............................       508,000        655,000
   Insurance .....................................       226,000        226,000
   Rent ..........................................       174,000        180,000
   Depreciation and amortization .................       465,000        393,000
                                                     -----------    -----------

          T o t a l ..............................     7,147,000      6,529,000
                                                     -----------    -----------

Gross profit .....................................     2,301,000      1,457,000

Selling, general and administrative expenses .....     1,413,000      1,311,000
                                                     -----------    -----------

Income from operations ...........................       888,000        146,000

Other income (expense) ...........................        18,000         (4,000)

Interest expense, net ............................      (200,000)      (144,000)
                                                     -----------    -----------

Income (loss) before taxes .......................       706,000         (2,000)

Provision (benefit) for income taxes (Note G)  ...      (399,000)        51,000
                                                     -----------    -----------


NET INCOME (LOSS) - HISTORICAL ...................   $ 1,105,000    $   (53,000)
                                                     ===========    ===========


Pro forma (Note G):

   Income before taxes . . . . . . . . . . . .       $  706,000

   Pro forma income tax provision. . . . . . .          298,000
                                                     ----------

   PRO FORMA NET INCOME. . . . . . . . . . . .       $  408,000
                                                     ==========






                 The accompanying notes to financial statements
                          are an integral part hereof.

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                 CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES
                             IN STOCKHOLDERS' EQUITY




                                                                                  Accounts             Total
                                             Common            Retained         Receivable -       Stockholders'
                                             Stock             Earnings         Stockholder           Equity
                                             -----             --------         -----------           ------

Balance - January 1, 1994 . . . . .          $5,000             $  823,000                          $  828,000



Net (loss). . . . . . . . . . . . .                                (53,000)                            (53,000)
                                            -------            -----------                          ----------



Balance - December 31, 1994 . . . .           5,000                770,000                             775,000



Purchase of wholly-owned subsidiary
   by sole stockholder. . . . . . .           1,000                 85,000          $(86,000)            - 0 -



Net income. . . . . . . . . . . . .                              1,105,000                           1,105,000
                                            -------            -----------          ---------       ----------




BALANCE - DECEMBER 31, 1995 . . . .          $6,000             $1,960,000          $(86,000)       $1,880,000
                                            =======             ==========          =========       ==========














                 The accompanying notes to financial statements
                          are an integral part hereof.

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS



                                                          Year Ended
                                                         December 31,
                                                 ---------------------------
                                                     1995            1994
                                                 -----------    ------------

Cash flows from operating activities:
   Net income (loss) .........................   $ 1,105,000    $   (53,000)
   Adjustments to reconcile net income
     (loss) to net cash and cash equivalents
     provided by operating activities:
       Depreciation and amortization .........       465,000        393,000
       Deferred income taxes .................      (405,000)        34,000
       Changes in:
         Accounts receivable .................    (1,401,000)        28,000
         Other receivables ...................       (14,000)        (7,000)
         Prepaid expenses and other
           current assets ....................        82,000       (108,000)
         Security deposits ...................         3,000         (6,000)
         Accounts payable and accrued expenses       143,000         (1,000)
         Accrued payroll and related taxes ...       346,000        (92,000)
                                                 -----------    -----------
             Net cash and cash equivalents
               provided by operating
               activities ....................       324,000        188,000
                                                 -----------    -----------

Cash flows from investing activities:
   Purchase of equipment .....................       (10,000)      (771,000)
   Acquisition of subsidiary .................                      (50,000)
                                                 -----------    -----------
             Net cash and cash equivalents
               (used in) investing activities        (10,000)      (821,000)
                                                 -----------    -----------

Cash flows from financing activities:
   (Repayment) of capital lease obligations ..       (88,000)       (14,000)
   Borrowing (repayment) of promissory note ..        (5,000)        58,000
   Payment of loan origination costs .........                      (17,000)
   Borrowing (repayment) of long-term debt,
     net .....................................      (336,000)       521,000
                                                 -----------    -----------
             Net cash and cash equivalents
               provided by (used in) financing
               activities ....................      (429,000)       548,000
                                                 -----------    -----------

NET (DECREASE) IN CASH AND CASH EQUIVALENTS ..      (115,000)       (85,000)

Cash and cash equivalents - beginning of
   year ......................................       136,000        221,000
                                                 -----------    -----------

CASH AND CASH EQUIVALENTS - END OF YEAR ......   $    21,000    $   136,000
                                                 ===========    ===========

Supplemental disclosures of cash flow
   information:
     Cash paid during the year:
       Interest ..............................    $ 196,000       $ 149,000
       Taxes .................................        3,000           9,000
     Acquisitions:
       Net book value of noncash assets
         acquired including intangibles ......                      504,000
       Long-term debt and capital lease
         obligations assumed .................                     (504,000)

                 The accompanying notes to financial statements
                          are an integral part hereof.

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE A) - Organization and Basis of Presentation:

         The accompanying financial statements include the accounts of Hudvalco, Inc. d/b/a/ Hudson Valley Ambulance, its consolidated subsidiary, Richards/Decker Operating Company, Inc. and combined affiliates, Hudson Valley Medtex, Inc., Clove Professional Services, Inc., Richards/Decker Payroll Company, Inc. and Consolidated Collections, Inc. (collectively, the "Company").

         Intercompany balances and transactions have been eliminated in consolidation and combination.

         The Company provides emergency and nonemergency ambulance transportation of patients who require basic medical care or supervision during transport to and from hospitals, nursing homes and other health care facilities. Also, the Company provides "911" emergency and general transport ambulance service in the lower Hudson Valley region of New York State.

         The Company derives the majority of its revenue from reimbursement by third-party payers, particularly Medicare and Medicaid, typically invoicing and collecting payments directly from the third-party payer.

         Reimbursement can be influenced by the financial instability of private third-party payers and the budget pressures and cost shifting by governmental payers. A reduction in coverage or reimbursement rates by third-party payers could have a material adverse effect on the Company's results of operations.

         The Company, like other Medicaid and Medicare providers, is subject to governmental audits of its Medicaid and Medicare reimbursement claims. As providers of services under the Medicaid and Medicare programs, the Company is also subject to the Medicaid and Medicare fraud and abuse laws and requirements for documenting medical necessity for government payers. Medicare claims submissions processed during the four-year period ended December 31, 1994 were audited by a Medicare intermediary. The audit identified a tentative overpayment of $2,900,000. The Company has responded to the preliminary findings by presenting documentation as requested by the intermediary. Management believes that the outcome will not have a material effect on the financial statements.

(continued)

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE B) - Significant Accounting Policies:

         Significant accounting policies in the preparation of the financial statements are as follows:

         [1] Cash and cash equivalents:

                  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. These investments consist primarily of mutual funds which invest in United States governmental securities.

         [2] Revenue recognition:

                  Revenue is recognized on date of transportation. Revenue is reported at the realizable amount from patients, third party payers and others under contractual arrangements.

         [3] Allowance for doubtful accounts:

                  The allowance for doubtful accounts represents an estimate for uncollectible amounts, principally relating to receivables outstanding greater than 120 days.

                  Management's determination of the collectibility of accounts receivable is based on ongoing evaluations of accounts outstanding combining historical experience and current economic conditions.

         [4] Property, equipment and leasehold improvements:

                  Property, equipment and leasehold improvements are stated at cost. The Company computes depreciation and amortization using straight-line methods for both financial and tax reporting purposes. The estimated useful lives for substantially all of the assets are 5 - 7 years.

         [5] Intangible assets:

                  Intangible assets consist of goodwill, licenses, covenants not to compete and customer lists. The goodwill is being amortized on a straight-line basis over forty years. The licenses are being amortized on a straight-line basis through expiration date. The covenants not to compete are being amortized over the term of the agreement. The customer lists are being amortized using the straight-line method over the period of expected benefit of five years. Intangible assets are evaluated periodically, and adjusted if necessary, if events and circumstances indicate that a permanent decline in value below the carrying amount has occurred.

(continued)

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE B) - Significant Accounting Policies:  (continued)

         [6] Loan origination costs:

                  Loan origination costs are being amortized over the terms of the notes on a straight-line basis.

         [7] Income taxes:

                  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting. Deferred tax liabilities and assets prior to "S" corporation election, see below, are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company's deferred tax liability results from recognition of income on the accrual basis of accounting for financial reporting and on the cash basis of accounting for income tax reporting purposes. Current income taxes are based on the year's income taxable for federal and state income tax reporting purposes.

                  The Company filed consolidated federal income tax returns and individual state income tax returns for the years ended December 31, 1994 and December 31, 1995 except that Hudvalco, Inc. filed a separate "S" corporation return for 1995.

                  Effective January 1, 1995, Hudvalco, Inc. elected and the stockholders consented, under the applicable provisions of the Internal Revenue Code, to report its income for federal corporate tax purposes as an "S" corporation. Accordingly, all federal and state income taxes will be the responsibility of the stockholders and therefore no deferred taxes have been recorded as of December 31, 1995. Based on the approval of the "S" corporation election, in accordance with SFAS 109, the Company recorded an income tax benefit of approximately $511,000. The stockholder may withdraw post-election earnings of $417,000 without any further tax consequences to him.

         [8] Estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(continued)

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE B) - Significant Accounting Policies:  (continued)

         [9] Recently issued accounting pronouncements:

                  The Company believes that SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" issued by the Financial Accounting Standards Board will not have a material impact on the Company's financial position and results of operations.


(NOTE C) - Acquisitions:

         The Company acquired the operations of two ambulance service providers during the year ended December 31, 1994. This transaction was recorded under the purchase method of accounting, and accordingly, the purchased assets and assumed liabilities were recorded at their estimated fair values at the acquisition date, however, their 1994 operations are included in the accompanying financial statements for the full year.

         The aggregate purchase price of the operations acquired consists of the following:

          Cash. . . . . . . . . . . . . . .  $ 50,000

          Notes payable . . . . . . . . . .   275,000

          Assumption of debt. . . . . . . .   208,000

          Assumption of liabilities . . . .    21,000
                                             --------

                    T o t a l . . . . . . .  $554,000
                                             ========


         The fair value of the assets purchased has been allocated as follows:

          Property and equipment. . . . . .  $327,000

          Intangibles . . . . . . . . . . .   227,000
                                             --------
                    T o t a l . . . . . . .  $554,000
                                             ========

(continued)

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE D) - Property, Equipment and Leaseholds:

         Property, equipment and leaseholds consist of the following:

          Ambulances and other vehicles. . . . . .  $1,533,000

          Computer system and equipment. . . . . .     177,000

          Communications equipment . . . . . . . .      97,000

          Medical equipment. . . . . . . . . . . .     485,000

          Leasehold improvements and furniture
             and fixtures. . . . . . . . . . . . .      20,000
                                                     ---------
                                                     2,312,000

          Less accumulated depreciation. . . . . .   1,151,000
                                                     ---------
                                                    $1,161,000
                                                    ==========


(NOTE E) - Notes Payable and Long-Term Debt:

         [1] Note payable - vendor:

                  The Company executed a note to purchase medical equipment from a vendor in June 1994. The agreement provided for payment in six monthly installments at an interest rate of 8%. The Company renegotiated terms on the loan and subsequently agreed to revised terms with the vendor, whereby the remaining balance due would be paid in monthly installments of $2,000 including interest at 9.5%. The balance of the new note at December 31, 1995 is $53,000 and is scheduled to be completely paid off in June 1998.

(continued)

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE E) - Notes Payable and Long-Term Debt:  (continued)

         [2] Long-term debt:

                  Long-term debt consists of the following:

                  Notes payable to bank collateralized by
                     substantially all the assets of the Company
                     and guaranteed by an officer and a related
                     corporation, refinanced in January 1996 to
                     provide for monthly installments of $22,000,
                     plus interest at prime plus 1.5%, through
                     February 2000, payments commence March 1996.  $1,070,000

                  Note payable to bank collateralized by
                     ambulances, payable in monthly installments
                     of $1,771, plus interest at prime plus 1.5%,
                     through September 1996 . . . . . . . . . . .      18,000

                  Note payable to credit company collateralized
                     by unexpired insurance premiums, payable in
                     monthly installments of $8,276, including
                     interest at 8.41%, through September 1996. .      90,000

                  Note payable to various banks and institutions
                     collateralized by ambulances, payable in
                     monthly installments ranging from $375 to
                     $2,391, including interest at variable and
                     fixed rates ranging from 10.25% to 12.25%,
                     maturing from April 1996 through January
                     1997 . . . . . . . . . . . . . . . . . . . .      11,000

                  Notes payable to former owners of acquired
                     ambulance companies, payable in monthly
                     installments of $6,000 including interest
                     at 6% - 8%, through August 1998 - August
                     2004 . . . . . . . . . . . . . . . . . . . .     360,000
                                                                    ---------
                                                                    1,549,000
                  Less current maturities . . . . . . . . . . . .     386,000
                                                                    ---------
                                                                   $1,163,000
                                                                   ==========

(continued)

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE E) - Notes Payable and Long-Term Debt:  (continued)

         [2] Long-term debt: (continued)

                  Principal maturities are as follows:

                   Year Ending
                   December 31,
                   ------------

                   1996. . . . . . . . . . . . . . . . .  $  386,000
                   1997. . . . . . . . . . . . . . . . .     321,000
                   1998. . . . . . . . . . . . . . . . .     315,000
                   1999. . . . . . . . . . . . . . . . .     304,000
                   2000. . . . . . . . . . . . . . . . .     105,000
                   Thereafter. . . . . . . . . . . . . .     118,000
                                                          ----------
                                                          $1,549,000
                                                          ==========

         As part of certain loan agreements, the Company has agreed to comply with certain covenants and restrictions. These consist primarily of reporting requirements, administrative requirements and certain financial ratios.


(NOTE F) - Capital Lease Obligations:

         The Company leases certain ambulances and equipment under capital leases. The future minimum lease payments under the capital leases and the net present value of the future minimum lease payments are as follows:

          Year Ending
          December 31,
          ------------

             1996 . . . . . . . . . . . . . . . .  $59,000
             1997 . . . . . . . . . . . . . . . .    6,000
                                                   -------

             Total minimum lease payments . . . .   65,000
             Less amount representing interest. .    4,000
                                                   -------
             Present value of minimum lease
                payments. . . . . . . . . . . . .   61,000
             Less current maturities. . . . . . .   55,000
                                                   -------
             Capital lease obligations, less
                current maturities. . . . . . . .  $ 6,000
                                                   =======

(continued)

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE F) - Capital Lease Obligations:  (continued)

         The capitalized cost is included in property and equipment in the accompanying financial statements as follows:

          Ambulances and other vehicles . . . . .  $ 98,000
          Computer system and equipment . . . . .    61,000
          Medical equipment . . . . . . . . . . .    88,000
          Communication equipment . . . . . . . .    32,000
                                                   --------

                                                    279,000
          Less accumulated depreciation . . . . .   254,000
                                                   --------
                                                   $ 25,000
                                                   ========

         Depreciation expense for the capitalized property was $55,960 and $50,238 for December 31, 1995 and December 31, 1994, respectively.


(NOTE G) - Income Taxes:

         The pro forma net income in the accompanying statements of income includes a pro forma adjustment for income taxes which would have been provided had Hudvalco, Inc. been subject to tax.

         Provision for income taxes (benefits) consists of the following:

                                              Year Ended
                                             December 31,
                                          --------------------
                                            1995       1994
                                          --------   ---------

          Current:
             Federal. . . . . . . . . .  $(404,000) $ (98,000)
             State. . . . . . . . . . .   (104,000)   (24,000)
                                         ---------- ----------

                    Total current . . .  $(508,000) $(122,000)
                                         =========  =========

          Deferred:
             Federal. . . . . . . . . .  $  81,000  $ 140,000
             State. . . . . . . . . . .     28,000     33,000
                                         ---------- ---------

                    Total deferred. . .  $ 109,000  $ 173,000
                                         ========== =========

          Total:
             Federal. . . . . . . . . .  $(323,000) $  42,000
             State. . . . . . . . . . .    (76,000)     9,000
                                         ---------- ---------

                    Total (benefit)
                      provision for
                      income taxes. . .  $(399,000) $  51,000
                                         ========== =========

(continued)

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE G) - Income Taxes:  (continued)

         Significant components of the pro forma provision for income taxes at December 31, 1995 are as follows:

              Current:
                 State. . . . . . . . . . . . . . .  $  3,000
                                                      -------

              Deferred:
                 Federal. . . . . . . . . . . . . .   223,000
                 State. . . . . . . . . . . . . . .    72,000
                                                      -------
                        Total deferred. . . . . . .   295,000
                                                      -------

                        Total provision for income
                          taxes . . . . . . . . . .  $298,000
                                                     ========

         The pro forma provision for income taxes represents the estimated income taxes that would have been reported by the Company had Hudvalco, Inc. been subject to income taxes for the year ended December 31, 1995. Additionally, the income tax benefit of approximately $511,000 has been recorded to reverse deferred taxes which had been recorded while the Company was being taxed as a "C" corporation.

         The differences between the statutory federal income tax rate of 34% and income taxes reported in the statements of operations are as follows:

                                                        Year Ended
                                                       December 31,
                                                 ---------------------
                                                     1995       1994
                                                 ----------   --------

          Income tax provision at 34%. . . . . .  $ 240,000   $(1,000)

          State taxes, net of federal
             benefit . . . . . . . . . . . . . .     20,000    16,000

          Tax benefit arising from
             termination of "C"
             corporation status. . . . . . . . .   (511,000)

          Tax on "S" corp. income at 34% . . . .   (142,000)

          Nondeductible items  . . . . . . . . .               36,000

          Other. . . . . . . . . . . . . . . . .     (6,000)
                                                  ---------   -------
                                                  $(399,000)  $51,000
                                                  =========   =======

(continued)

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE G) - Income Taxes:  (continued)

         The differences between the statutory federal income tax rate of 34% and pro forma income taxes reported in the statement of operations for the year ended December 31, 1995 are as follows:

                  Income tax provision at 34% . . . . . . .  $240,000
                  State taxes, net of federal benefit . . .    49,000
                  Other . . . . . . . . . . . . . . . . . .     9,000
                                                             --------
                                                             $298,000
                                                             ========

         The amount of the Company's deferred tax liability (not recorded in the historical balance sheet at December 31, 1995) had Hudvalco, Inc. been subject to income taxes would have been approximately $894,000 at December 31, 1995.


(NOTE H) - Related Party Transactions:

         [1] Sale of subsidiary:

                  On January 1, 1995, the Company and its president executed a stock purchase option agreement whereby the president purchased the subsidiary, Richard/Decker Operating Company, Inc., from the Company for an $86,000 promissory note bearing interest at 8% payable in 10 annual installments commencing in 1996.

         [2] Rental expense:

                  The Company rents its office and service facility from companies owned by an officer on a month-to-month basis. Rental expense was $96,000 and $94,000 for December 31, 1995 and December 31, 1994, respectively.

         [3] Professional fees:

                  The Company retains an officer and an affiliated partnership for legal representation and other professional services. The fees charged for these services are $ - 0 - and $14,000 for December 31, 1995 and December 31, 1994, respectively.

(continued)

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                          NOTES TO FINANCIAL STATEMENTS


(NOTE I) - Common Stock:

         Common stock of the combined entities at December 31, 1994 consists of the following:
                                          Shares
                                    -----------------
                                                To Be    Stated
                                    Authorized  Issued   Value
                                    ----------  ------   -----

Hudvalco, Inc. - common stock, no
   par value . . . . . . . . . . .      200      100    $1,000
Hudson Valley Medtex, Inc. -
   common stock, no par value. . .      200      100     1,000
Clove Professional Services,
   Inc. - common stock, no par
   value . . . . . . . . . . . . .      200      100     1,000
Richards/Decker Payroll Company,
   Inc. - common stock, no par
   value . . . . . . . . . . . . .      200      100     1,000
Consolidated Collections,
   Inc. - common stock, no par
   value . . . . . . . . . . . . .      200      100     1,000
Richards/Decker Operating Company,
   Inc. - common stock, no par
   value . . . . . . . . . . . . .      200      100     1,000
                                                        ------

                                                        $6,000
                                                        ======


(NOTE J) - Payroll Taxes:

         The Company was delinquent in remitting payroll taxes to the federal government. As a result, the Company has accrued taxes, penalties and interest of approximately $199,000 as of December 31, 1995. Subsequent to December 31, 1995, the Company entered into a settlement agreement with the federal government which provides for monthly payments of $17,000 commencing in January 1996.


(NOTE K) - Concentration of Risk:

         Revenues from principal sources are as follows as of December 31, 1995:

          Medicaid and Medicare. . . . . . . .   60%
          Private insurance and other
            nongovernment sources. . . . . . .   40
                                                ---
                    T o t a l. . . . . . . . .  100%
                                                ===

         At December 31, 1995, 47% of accounts receivable was due from Medicaid and Medicare, 15% from private insurance and 38% from private payors and other nongovernment agencies.

                    HUDVALCO, INC., SUBSIDIARY AND AFFILIATES

                          NOTES TO FINANCIAL STATEMENTS

(NOTE L) - Sale of Business:

         On February 28, 1996, an asset purchase agreement was signed between the Company and its stockholders and Community Medical Transport, Inc. ("Community"), a company providing ambulance and ambulette service in the New York metropolitan area, providing for the sale of substantially all the Company's physical assets and/or common stock in exchange for cash and common stock of Community. Closing of the transaction is subject to certain conditions including, among other things, Community's ability to arrange appropriate financing.

                         HUDVALCO, INC., AND AFFILIATES

                             COMBINED BALANCE SHEET
                                 June 30, 1996

Assets
  Current
    Cash and cash equivalents                                      $   135,954
    Accounts receivable, net of allowance for doubtful
      accounts of $2,257,361                                         3,357,612
    Loans receivable                                                    23,480
    Due from related parties                                            18,736
    Prepaid expenses and other                                         132,063
                                                                   -----------
      Total current assets                                           3,667,845
                                                                   -----------
  Property and equipment, net of accumulated
      depreciation of $1,314,221                                       981,508
                                                                   -----------
  Other assets
    Intangible assets, net of accumulated
      amortization of $81,699                                          267,521
    Loan origination costs, net of accumulated
      amortization of $7,244                                            19,856
    Security deposits                                                   14,237
                                                                   -----------
                                                                       301,614
                                                                   -----------
      Total assets                                                 $ 4,950,967
                                                                   ===========
Liabilities  and  stockholders'  equity
Liabilities
  Current
    Note payable - vendor                                          $    61,685
    Current maturities of long-term debt                               326,175
    Current maturities of capital lease obligations                     22,456
    Accounts payable and accrued expenses                              529,352
    Accrued payroll and related taxes                                  134,713
    Payroll tax settlement                                             281,304
    Deferred taxes                                                     269,532
                                                                   -----------
      Total current liabilities                                      1,625,217
                                                                   -----------
  Long-term liabilities
    Long-term debt, less current maturities                          1,002,884
    Due to related party                                               183,971
                                                                   -----------
                                                                     1,186,855
                                                                   -----------
      Total liabilities                                              2,812,072
                                                                   -----------
Stockholders' equity
  Common stock                                                           6,000
  Retained earnings                                                  2,218,895
  Note receivable - stockholder                                        (86,000)
                                                                   -----------
      Total stockholders' equity                                     2,138,895
                                                                   -----------
      Total liabilities and stockholders' equity                   $ 4,950,967
                                                                   ===========

                        HUDVALCO, INC., AND AFFILIATES

                        COMBINED STATEMENT OF OPERATIONS
                             AND RETAINED EARNINGS
                         Six Months Ended June 30, 1996

Net revenue                                                        $ 4,293,056
                                                                   -----------
Operating expenses
  Salaries and benefits                                              2,192,799
  Fleet maintenance                                                    233,594
  Insurance                                                            111,871
  Rent                                                                  86,642
  Depreciation and amortization                                        212,811
                                                                   -----------
    Total operating expenses                                         2,837,717
                                                                   -----------
      Gross profit                                                   1,455,339

  Selling, general and administrative expenses                       1,029,402
                                                                   -----------
    Income from operations                                             425,937


Other  deduction
  Interest expense, net of investment income                           (73,147)
                                                                   -----------
    Income before provision for
      income taxes                                                     352,790
                                                                   -----------
Provision for income taxes
  Current                                                                3,153
  Deferred                                                              90,672
                                                                   -----------
    Total provision for income taxes                                    93,825
                                                                   -----------
    Net income                                                         258,965


  Retained earnings - beginning of year                              1,959,930
                                                                   -----------
    Retained earnings - end of period                              $ 2,218,895
                                                                   ===========

                         HUDVALCO, INC., AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS
                         Six Months Ended June 30, 1996

Cash flows from operating activities
    Net income                                                     $   258,965
  Adjustments to reconcile net income to net
    cash provided by operating activities
      Depreciation and amortization                                    212,811
      Deferred income taxes                                             90,672

  Increase (decrease) in cash flows from
    changes in operating assets and liabilities
      Accounts receivable                                             (246,946)
      Loans receivable                                                  (1,690)
      Prepaid expenses and other                                         1,733
      Security deposits                                                 (4,843)
      Accounts payable                                                 236,614
      Accrued expenses and taxes                                      (236,446)
      Payroll tax settlement                                            81,353
                                                                   -----------
      Net cash provided by operating activities                        392,223
                                                                   -----------
Cash flows from investing activities
  Purchase of equipment                                                (18,539)
                                                                   -----------
Cash  flows  from  financing  activities
  Payment of loan origination costs                                    (10,500)
  Borrowing on note payable - vendor                                     8,337
  Repayment of long-term debt, net                                    (213,739)
  Repayment of capital lease obligations, net                          (43,690)
                                                                   -----------
      Net cash used in financing activities                           (259,592)
                                                                   -----------
      Net increase in cash and cash equivalents                        114,092

  Cash and cash equivalents - beginning of year                         21,862
                                                                   -----------
      Cash and cash equivalents - end of period                    $   135,954
                                                                   ===========
Supplemental disclosure of cash flow information Cash paid:
    Interest                                                       $    73,948
    Income taxes                                                         2,345

                         HUDVALCO, INC., AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 June 30, 1996

Note 1 - Organization and basis of presentation
------------------------------------------------

The accompanying financial statements include the accounts of Hudvalco, Inc. d/b/a Hudson Valley Ambulance, and combined affiliates, Richards/Decker Operating Company, Inc., Hudson Valley Medtex, Inc., Clove Professional Services, Inc., Richards/Decker Payroll Company, Inc., and Consolidated Collections, Inc. (collectively, the "Company").

Common stock of the combined entities at June 30, 1996, consists of the following:

  Hudvalco, Inc. - common stock, no par value; 200 shares
  authorized; 100 shares issued and outstanding.                       $ 1,000

  Richards/Decker Operating Company, Inc. - common stock,
  no par value; 200 shares authorized; 100 shares issued and
  outstanding.                                                           1,000

  Hudson Valley Medtex, Inc. - common stock, no par value;
  200 shares authorized; 100 shares issued and outstanding.              1,000

  Clove Professional Services, Inc. - common stock, no par
  value; 200 shares authorized; 100 shares issued and
  outstanding.                                                           1,000

  Richards/Decker Payroll Company, Inc. - common stock, no
  par value; 200 shares authorized; 100 shares issued and
  outstanding.                                                           1,000

  Consolidated Collections, Inc. - common stock, no par
  value; 200 shares authorized; 100 shares issued and
  outstanding.                                                           1,000
                                                                       -------
                                                                       $ 6,000
                                                                       =======

Intercompany balances and transactions have been eliminated in combination.

The Company provides emergency and nonemergency ambulance transportation of patients who require basic medical care or supervision during transport to and from hospitals, nursing homes and other health care facilities. Also, the Company provides "911" emergency and general transport ambulance service in the lower Hudson Valley region of New York State.

The Company derives the majority of its revenue from reimbursement by third-party payers, particularly Medicare and Medicaid, typically invoicing and collecting payments directly from the third-party payer.

Reimbursement can be influenced by the financial instability of private third-party payers and the budget pressures and cost shifting by governmental payers. A reduction in coverage or reimbursement rates by third-party payers could have a material adverse effect on the Company's results of operations.

                         HUDVALCO, INC., AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 June 30, 1996

Note 1 - Organization and basis of presentation (continued)
-----------------------------------------------------------


The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation of the Companies financial position, results of operations and cash flows have been included.

The results of operations and cash flows for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the full year ended 1996.


Note 2 - Summary of significant accounting policies
---------------------------------------------------

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. These investments consist primarily of mutual funds which invest in United States governmental securities.

Revenue recognition

Revenue is recognized on date of transportation. Revenue is reported at the realizable amount from patients, third-party payers, and others under contractual arrangements.

Allowance for doubtful accounts

Management's determination of the collectibility of accounts receivable is based on ongoing evaluations of accounts outstanding combining historical experience and current economic conditions.

Property, equipment and depreciation

Property and equipment are stated at cost. Depreciation and amortization is primarily calculated using straight-line methods for both financial and tax reporting purposes. The estimated useful lives for substantially all of the assets are 5 - 7 years.

Intangible assets

Intangible assets consist of goodwill, licenses, covenants not to compete, and customer lists. The goodwill is being amortized over forty years using the straight-line method. The licenses are being amortized on a straight-line basis through expiration date. The covenants not to compete are being amortized over the term of the agreement. The customer lists are being amortized on a straight-line method over the period of expected benefit of five years.

Loan origination costs

Financing costs are being amortized over the terms of the notes on a straight-line basis.

                         HUDVALCO, INC., AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 June 30, 1996


Note 2 - Summary of significant accounting policies (continued)
---------------------------------------------------------------


Income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company's deferred taxes result from recognition of income on the cash method of accounting for income tax reporting purposes. Current income taxes are based on the year's income taxable for Federal and State income tax reporting purposes.

Effective January 1, 1995, Hudvalco, Inc. elected and the stockholder consented, under the applicable provisions of the Internal Revenue Code to report its income for federal corporate tax purposes as an "S" Corporation. Accordingly, all federal income taxes will be the responsibility of the stockholder. Similar provisions apply for the State of New York.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                        COMMUNITY MEDICAL TRANSPORT INC.,
           ELITE AMBULANCE AND MEDICAL COACH, INC. AND HUDVALCO., INC.
                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996

                                                                                                                   Pro-Forma
                                                Community Medical       Elite Ambulance    Hudvalco, Inc.        Elimination's
                                                  Transport, Inc.     Medical Coach, Inc.                       Elite Ambulance
CURRENT ASSETS:                                     Historical           Historical          Historical            See Note A
                                                --------------------------------------------------------------------------------
Cash                                               $   329,000          $    22,950          $   135,954          ($   22,950)
Short Term Investments                               3,560,000


Accounts Receivable - Net                            2,646,000              101,351            3,357,612             (101,351)
Due From Related Parties                                                                          18,736

Prepaid Expenses and Other Current Assets            1,209,000               30,338              155,543              (30,338)
                                                --------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                 7,744,000              154,639            3,667,845             (154,639)

Property & Equipment - Net                           1,948,000              133,139              981,508             (133,139)

Customer Lists - Net                                   783,000

Licenses _ Net                                         513,000
Intangible Assets - Net                                                                          267,521
other Assets                                         1,205,000                   25               19,856                  (25)
Goodwill - Net                                         686,000

Security Deposits                                                                                 14,237
                                                --------------------------------------------------------------------------------
  TOTAL ASSETS                                     $12,879,000          $   287,803          $ 4,950,967          ($  287,803)
                                                --------------------------------------------------------------------------------

                                                     Pro-Forma
                                                   Elimination's          Adjustments           Adjustments
                                                   Hudvalco, Inc.     From Elite Ambulance                               Total
                                                    See Note A      & Hudvalco, Inc. Ref                    Ref
                                                 -------------------------------------------------------------------------------
Cash                                                 ($135,954)            $12,000 (B-2)                                $341,000
Short Term Investments                                                  (3,000,000)(B-1)         $5,896,000(C)
                                                                        (3,059,529)(B-1)
                                                                          (379,788)(B-2)                               3,016,683
Accounts Receivable - Net                           (3,357,612)            101,000 (B-2)                               2,747,000
Due From Related Parties                               (18,736)

Prepaid Expenses and Other Current Assets             (155,543)             10,000 (B-2)                               1,219,000
                                                 -------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                (3,667,845)         (6,316,317)              5,896,000             7,323,683

Property & Equipment - Net                            (981,508)            150,000 (B-2)                               3,116,492
                                                                         1,018,492 (B-1)
Customer Lists - Net                                                       177,070 (B-2)                               2,953,906
                                                                         1,993,836 (B-1)
Licenses _ Net                                                                                                           513,000
Intangible Assets - Net                               (267,521)
other Assets                                           (19,856)                                                        1,205,000
Goodwill - Net                                                             359,506 (B-2)                               5,033,178
                                                                         3,987,672 (B-1)
Security Deposits                                      (14,237)                                                                0
                                                 -------------------------------------------------------------------------------
  TOTAL ASSETS                                     ($4,950,967)         $1,370,259              $5,896,000           $20,145,259
                                                 -------------------------------------------------------------------------------

See (A), (B-1),(B-2), (C) accompanying notes.

                        COMMUNITY MEDICAL TRANSPORT INC.,
           ELITE AMBULANCE AND MEDICAL COACH, INC. AND HUDVALCO., INC.
                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1996

                                                                                                                    Pro-Forma
                                             Community Medical        Elite Ambulance        Hudvalco, Inc.        Elimination's
                                               Transport, Inc.      Medical Coach, Inc.                           Elite Ambulance
CURRENT LIABILITIES:                            Historical              Historical             Historical            See Note A
                                             ------------------------------------------------------------------------------------

Loan Payable                                                              $ 21,524             $   61,685              ($ 21,524)
Accounts Payable and Accrued Expenses          $  1,060,000                105,921                528,956               (105,921)
Accrued Payroll and Related Taxes                                                                 134,713
Current Portion - Long Term debt                  1,091,000                                       326,175
Current Portion - Capital Leases                      7,000                  7,366                 22,456                 (7,366)
Deferred Taxes                                    1,015,000                                       269,928
Payroll Tax Settlement                                                                            281,304
                                             ------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                         3,173,000                134,811              1,625,217               (134,811)
                                             ------------------------------------------------------------------------------------
LONG TERM DEBT:
Long Term Debt                                    2,225,000                                     1,002,884


Capital Lease Obilgations                                                    2,444                                        (2,444)
Due to Related Parties                                                                            183,971
                                             ------------------------------------------------------------------------------------
TOTAL LONG TERM DEBT                              2,225,000                  2,444              1,186,855                 (2,444)
                                             ------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
Preferred Stock
Common Stock                                          3,000                 15,000                  6,000                (15,000)
Capital in Excess of Par Value                    6,649,000
Retained Earnings                                   829,000                135,548              2,218,895               (135,548)
Note Receivable Shareholder                                                                       (86,000)

                                             ------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                        7,481,000                150,548              2,138,895               (150,548)

  TOTAL  LIABILITIES
  AND STOCKHOLDERS'  EQUITY                    $ 12,879,000               $287,803             $4,950,967              ($287,803)
                                             ------------------------------------------------------------------------------------

                                                    Pro-Forma
                                                   Elimination's          Adjustments           Adjustments
                                                   Hudvalco, Inc.     From Elite Ambulance                               Total
                                                    See Note A          & Hudvalco, Inc.
                                                 -------------------------------------------------------------------------------
Loan Payable                                        ($61,685)              $50,000(B-2)                                 $50,000
Accounts Payable and Accrued Expenses               (528,956)                                                         1,060,000
Accrued Payroll and Related Taxes                   (134,713)                                                                 0
Current Portion - Long Term debt                    (326,175)              940,471(B-1)                               2,031,471
Current Portion - Capital Leases                     (22,456)                                                             7,000
Deferred Taxes                                      (269,928)                                                         1,015,000
Payroll Tax Settlement                              (281,304)                                                                 0
                                                 -------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                         (1,625,217)              990,471                       0            4,163,471
                                                 -------------------------------------------------------------------------------
LONG TERM DEBT:
Long Term Debt                                    (1,002,884)              379,788(B-2)                               2,604,788

Capital Lease Obilgations
Due to Related Parties                              (183,971)
                                                 -------------------------------------------------------------------------------
TOTAL LONG TERM DEBT                              (1,186,855)              379,788                                    2,604,788
                                                 -------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
Preferred Stock                                                                                  5,896,000(C)         5,896,000
Common Stock                                          (6,000)                                                             3,000
Capital in Excess of Par Value                                                                                        6,649,000
Retained Earnings                                 (2,218,895)                                                           829,000
Note Receivable Shareholder                           86,000

                                                 -------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                        (2,138,895)                                    5,896,000           13,377,000

  TOTAL  LIABILITIES
  AND STOCKHOLDERS'  EQUITY                      ($4,950,967)           $1,370,259              $5,896,000          $20,145,259
                                                 -------------------------------------------------------------------------------

See (A), (B-1),(B-2), (C) accompanying notes.

COMMUNITY MEDICAL TRANSPORT INC., ELITE AMBULANCE AND MEDICAL COACH, INC. , AND HUDVALCO, INC.
PRO-FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 1996
JUNE 30, 1996
( 000 OMITTED )

                                                                                             Elite           Hudvalco, Inc.
                                  Community Medical   Elite Ambulance     Hudvalco, Inc.    Pro-Forma          Pro-Forma
                                   Transport, Inc.    Medical Coach, Inc.                  Adjustments Ref   Adjustments Ref  Total
---------------------------------------------------------------------------------------------------------------------------------
Revenue - Net                        $5,504            $1,396              $4,293              $0                  $0     $11,193

OPERATING EXPENSES:
Salaries & Benefits                   2,204               643               2,193             (42)     (1)       (125)(1)   4,873
Fleet Maintenance & Supplies            434               119                 234             (12)     (1)                    775
Insurance                               447                84                 112             (21)     (1)                    622
Rent                                     78                15                  87             (25)     (1)                    155
Depreciation & Amortization             138                45                 213             (22)     (4)         39 (4)     413
Provision For Doubtful Accounts                                               151                                             151
                                   ----------------------------------------------------------------------------------------------

OPERATING EXPENSES                    3,301               906               2,990            (122)                (86)      6,989

GROSS PROFIT                          2,203               490               1,303             122                  86       4,204

Selling, General  and
Administration Expenses               1,524               429                 878                                           2,831
                                   ----------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                  679                61                 425             122                  86       1,373

Interest Income
(Expenses) - Net                        (76)               (4)                (73)              0                  24 (2)    (129)
                                   ----------------------------------------------------------------------------------------------
INCOME BEFORE PROVISIONS
FOR INCOME TAXES                        603                57                 352             122                 110       1,244

Income Taxes - Historical               263                33                  93                                             389
Pro Forma Income Taxes                    0                (9)                 58              52      (3)         43 (3)     144
                                   ----------------------------------------------------------------------------------------------
TOTAL INCOME TAXES                      263                24                 151              52                  43         533

NET INCOME/PRO FORMA                    340                33                 201              70                  67         711
                                   ----------------------------------------------------------------------------------------------
PRO FORMA NET INCOME
PER SHARE                             $0.10                                                                                 $0.16
                                   ========                                                                                ======

Weighted Average Shares used in
 Pro Forma Computation                3,556                                                                           (5)   5,592
                                   ========                                                                                ======

See (1),(2),(3),(4), (5)  accompanying notes.

   COMMUNITY MEDICAL TRANSPORT INC., ELITE AMBULANCE AND MEDICAL COACH, INC. ,
                               AND HUDVALCO, INC.
                   PRO-FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 ( 000 OMITTED )

                                                                                            Elite           Hudvalco, Inc.
                            Community Medical   Elite Ambulance       Hudvalco, Inc.     Pro-Forma           Pro-Forma
                             Transport, Inc.   Medical Coach, Inc.                     Adjustments Ref    Adjustments Ref     Total
------------------------------------------------------------------------------------------------------------------------------------
Revenue - Net                   $6,653              $2,916               $9,448                $0                 $0      $19,017

OPERATING EXPENSES:
Salaries & Benefits              2,571               1,269                5,774               (84)(1)           (250)(1)    9,280
Fleet Maintenance & Supplies       520                 246                  508               (24)(1)                       1,250
Insurance                          536                 225                  226               (41)(1)                         946
Rent                                87                  55                  174               (50)(1)                         266
Depreciation & Amortization        217                  43                  465                 6 (4)             39 (4)      770
                                --------------------------------------------------------------------------------------------------

OPERATING EXPENSES               3,931               1,838                7,147              (193)              (211)      12,512

GROSS PROFIT                     2,722               1,078                2,301               193                211        6,505

Selling, General  and
Administration Expenses          1,760                 812                1,413                                             3,985
                                --------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS             962                 266                  888               193                211        2,520

Interest Income
(Expenses) - Net                    80                 (13)                (182)              (26)               (18)(2)     (159)
                                --------------------------------------------------------------------------------------------------

INCOME BEFORE PROVISIONS
FOR INCOME TAXES                 1,042                 253                  706               167                193        2,361

Income Taxes - Historical          450                  96                 (399)                0                  0          147
Pro Forma Income Taxes               0                  12                  702                72 (3)             83 (3)      869
                                --------------------------------------------------------------------------------------------------

TOTAL INCOME TAXES                 450                 108                  303                72                 83        1,016

NET INCOME/PRO FORMA               592                 145                  403                95                110        1,345
                                --------------------------------------------------------------------------------------------------


PRO FORMA NET INCOME
PER SHARE                         $0.19                                                                                     $0.27
                                 ======                                                                                     =====

Weighted Average Shares used in
 Pro Forma Computation            3,145                                                                              (5)    5,582
                                  =====                                                                                     =====

See (1),(2),(3),(4), (5)  accompanying  notes.

                        Community Medical Transport, Inc.
               Notes to Pro-Forma Consolidated Financial Statement



Overview The Pro-Forma consolidated financial statements reflect the acquisitions of vehicles, intangibles, other assets and certain liabilities of the following two companies.


             1) Hudvalco, Inc. ("Hudvalco")  and Harvey H. McGeorge, Inc.
                ("HMM").

                On August 15, 1996, a wholly-owned subsidiary, Century Ambulance and Ambulette Inc., ("Century") of Community Medical Transport, Inc. (The "Company") completed the purchase from Hudvalco, Inc. ("Hudvalco") and Harvey H. McGeorge, Inc. ("HMM") of ambulances and certain other assets; including equipment and licenses of the New York State Department of Health to operate an ambulance business previously conducted by Hudvalco. The total consideration for the acquisition was $7,000,000, subject to certain adjustment, of which $3,000,000 was paid in cash, approximately $940,000 consisted of the assumption of debt and $3,059,529 consisted of a ninety-day (90) promissory note (the "Note").


             2) Elite Ambulance & Medical Coach, Inc. ("Elite")

                On August 22, 1996 a wholly owned subsidiary, E.M.C. Acquisitions Corp., ("E.M.C.") of the Company completed the purchase from Elite of ambulettes and certain other assets, including accounts receivable and a license to operate an ambulette service in the State of New Jersey. The Consideration for the acquisition was $759,576 of which half was paid in cash at the closing and the balance pursuant to a one year note (the "Note"). In connection with the acquisition, the Company assumed certain debts, including bank indebtedness of approximately $19,500.


                  The Pro-Forma consolidated financial information contained herein represents certain events that have not occurred. They are based on assumptions that may or may not be accurate and should not be relied upon as indicative of the actual results that may be obtained by the company in the future. No representation or warranty of any kind is given with respect to the accuracy of such Pro-Forma consolidated statements.

                        Community Medical Transport, Inc.
               Notes to Pro-Forma Consolidated Financial Statement
                        Balance sheet as of June 30, 1996




Note A         Elimination
               The acquired companies historical balance sheets have been eliminated since the transactions were asset purchases.


Note B         Recording of Acquisitions

            1) Hudvalco was purchased for $7,000,000 which is allocated approximately to tangible assets of $1,018,492 and intangible assets consisting of goodwill of $3,987,672 and customer lists of $1,993,836. The purchase was funded through $3,000,000 of Company funds paid at closing and a purchase money note of $3,059,529 due to the former owners of the acquired company and the assumption of $940,471 of existing liabilities. The note has been assumed paid within four months from the closing.

            2) Elite was purchased for $759,576 which is allocated
               approximately to accounts receivable of $101,000, cash of $12,000, prepaid expense of $10,000, tangible assets of $150,000, intangible assets consisting of goodwill of $359,506, customer list of $177,070 and the assumption of certain liabilities estimated at $50,000. The purchase was funded through $379,788 of Company funds paid at closing and a purchase money note of $379,788 due to the former owners of the acquired company. No loan amortization has been assumed through the periods presented, however, applicable interest expense has been recorded on the Income Statement for December 31, 1995 and June 30, 1996.


Note C         Recording of the Balance Sheet
               The assumptions used to record the acquired companies balance sheets as of June 30, 1996 are follows:

               A) Balance sheet is recorded as if acquisition occurred on June 30, 1996 and was accounted for as a purchase.

               B) In July and August of 1996 the Company sold 3,437.5 shares of Series A Convertible Preferred Shares and 5,000 shares of Series B Convertible Preferred Shares for net proceeds of approximately $5,900,000. The sale of these shares has been given Pro-Forma effect to June 30, 1996. The preferred shares are convertible into shares of common stock at the lower of market value or $7.00 per share, and automatically convert on July 31, 1998.

                        Community Medical Transport, Inc.
               Notes to Pro-Forma Consolidated Financial Statement
                                Income Statement
                          Year ended December 31, 1995
                     and The Six Months ended June 30, 1996




Note 1         Adjustments
               Certain expenses would be eliminated when the acquired companies are operated by the company. These expenses relate directly to the respective companies former owner's salary and various other incentives and benefits associated with their compensation and the elimination of other expenses which will overlap in the consolidation.


Note 2         Interest Expense and Interest Income
               Interest expense has been increased to reflect the debt incurred due to the acquisitions, net of a reduction related to liabilities that are not assumed and therefore, eliminated. The expense related to the money purchase note on Hudvalco's closing has a duration of four months for purposes of interest expense. The interest income recorded remains constant due to an increase in funds from sale preferred stock which is offset by acquisition outlays.


Note 3         Pro-Forma Income Taxes
               Pro-Forma income taxes have been estimated at forty three percent.


Note 4         Depreciation and Amortization
               Tangible assets has an estimated life of seven years. Depreciation is computed using the straight line method. Amortization of goodwill has been recorded over twenty-five years straight line. Amortization of customer lists has been recorded over ten years straight line. The historical depreciation and amortization has been adjusted to reflect the change in basis recorded through the purchase.


Note 5         Earnings Per Share (EPS)
               EPS reflects the conversion of series A & B preferred stock, which are convertible at the lower of the market value or $7.00 per share. The outstanding shares used to calculate earnings per share assumes the preferred shares were converted using the ending market price on September 26, 1996 of $5.31.


               The Treasury Stock Method has been utilized in the calculation. Accordingly, pro forma net income has been increased by $186,000 in the six months ended June 30, 1996 for the reduction of interest expense that would occur when debt is reduced with the resulting excess proceeds from the assumed conversion of the Company's outstanding warrants, options and convertible preferred stock. Pro forma net income has been increased by $174,000 in the year ended December 31, 1995 for the reduction of Interest Expense and the increase in Interest Income that would occur when debt is reduced and investing activities are increased with the resulting excess proceeds from the assumed conversion of the Company's outstanding warrants, options, and convertible preferred stock.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





Dated:   October 8, 1996                COMMUNITY MEDICAL TRANSPORT, INC.
                                                (registrant)





                              By:   /S/ Donald Panos
                                   ------------------------------------------
                                   Donald Panos, Vice President

                [LETTERHEAD OF RICHARD A. EISNER & COMPANY, LLP]

                        CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in the Registration Statement on Post Effective Amendment No. 3 on Form S-3 to Form SB-2 (File No. 33-80338) of our report dated April 30, 1996 relating to the financial statements of Hudvalco, Inc., subsidiary and affiliates which appears in this current report on Form 8K/A-1 of Community Medical Transport, Inc.


/s/ Richard A. Eisner & Company, LLP
------------------------------------
New York, New York
October 7, 1996